JOINT FILING AGREEMENT

     Pursuant to and in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree to jointly file the Schedule 13D/A dated May 12, 2000 and any amendments thereto with respect to the beneficial ownership by each of the undersigned of shares of common stock of the Issuer. Such joint filings may be executed by one or more of us on behalf of each of the undersigned.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Executed this 12th day of May, 2000.


                                       PRESIDENT (BVI) INTERNATIONAL INVESTMENT
                                         HOLDINGS, LTD.



                                       /s/ Jason Lin, Representative
                                       -----------------------------------------
                                       Jason Lin, Representative



                                       PRESIDENT INTERNATIONAL DEVELOPMENT CORP.


                                       By: /s/ Jason Lin, Managing Director
                                           -------------------------------------
                                           Jason Lin, Managing Director


                                       UNI-PRESIDENT ENTERPRISES CORPORATION


                                       By: /s/ Jason Lin, Managing Director
                                           -------------------------------------
                                           Jason Lin, Managing Director




                                       /s/ Jason Lin
                                       -----------------------------------------
                                       Jason Lin